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                                                                   Exhibit 10.30


                               COMMERCIAL LEASE

     THIS LEASE is made as of the date specified in the Basic Lease Information, by and between TRANOD, a California general partnership, ("Landlord") and PETOPIA.COM ("Tenant").

                                   ARTICLE 1
                                   Premises

1.1 Subject to the reservation specified in Paragraph 1.2, and subject to all recorded easements, covenants, encumbrances and conditions, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, the Premises and the Building situated thereon.

                                   ARTICLE 2
                                     Term

2.1 The term of this Lease shall be the term specified in the Basic Lease Information. The term shall commence on the Commencement Date specified in the Basic Lease Information (the "Commencement Date") and, unless sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the "Expiration Date"). Notwithstanding the foregoing, the term of this Lease shall not commence until Landlord substantially completes the ground floor improvements and delivers to Tenant the ground floor space of the Building for Tenant's temporary use and occupation during the construction of improvements on the second floor of the Building. If Landlord, for any reason whatsoever, is not able to deliver possession of the ground floor on the Commencement Date this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but the Commencement Date shall be postponed until the date on which Landlord delivers possession of the ground floor, provided, however, if Landlord does not substantially complete Landlord's work as described in paragraph 23.1 hereof, then Tenant shall have the right to terminate this Lease. Any delay in delivery of possession shall not operate to extend the term hereof.

2.2 If any part of the Premises is suitable for occupancy by Tenant prior to the scheduled Commencement Date, Tenant may take early occupancy of that part of the Premises prior to the scheduled Commencement Date, but the term of this Lease shall not commence until the scheduled Commencement Date. If Tenant takes early occupancy of part of the Premises under this paragraph 2.2, Tenant's early occupancy shall be subject to all of the covenants in this Lease, which shall be binding on and apply to Tenant during the early occupancy except that Tenant will be relieved of any obligation to pay to Landlord the Base Rent payable under paragraph 3.1 hereof. Instead, Tenant shall pay to Landlord a fee to be agreed upon as between Tenant and Landlord prior to early occupancy. Tenant shall give Landlord written notice of Tenant's request to take early occupancy of any part of the premises; the notice shall specify the requested date of early occupancy and the part of the Premises to be

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occupied.

                                   ARTICLE 3
                                     Rent

3.1 During the term of this Lease, with the exception of the period of construction of the Landlord and Tenant Improvements, Tenant shall pay to Landlord the base monthly rent specified in the Basic Lease Information (the "Base Rent"), subject to increase as provided in paragraph 3.2. Tenant shall pay Landlord a reduced monthly rent in the sum of until substantial completion of the Landlord and Tenant Improvements specified in Exhibits "C" and "D" and the delivery of the entire Premises to Tenant.

3.2 The Base Rent shall be increased on the first day of the 13/th/ month of the term of this Lease, and on each anniversary thereafter (the "Rental Adjustment Date") by 2.5 percent per annum.

3.3 Throughout the term of this Lease, Tenant shall pay, as additional rent, all amounts of money and charges required to be paid by Tenant under this Lease, whether or not those amounts of money or charges are designated "additional rent." As used in this Lease, "rent" shall mean any sum payable by Tenant to Landlord under this Lease.

3.4 It is the intention of Landlord and Tenant that the Base Rent (including annual increases) payable by Tenant to Landlord during the entire term of this Lease shall be absolutely net of all Operating Expenses, Property Taxes and Insurance Expenses. The provisions of this Lease for payment by Tenant of all Operating Expenses and all Property Taxes and Insurance Expenses are intended to pass on to Tenant and to reimburse Landlord for other costs associated with the Building or the Premises. Landlord and Tenant agree that statements in this Lease to the effect the Landlord is to perform certain of its obligations hereunder at its own or sole cost or expense shall not be interpreted as excluding any cost or expense from Operating Expenses, Property Taxes, or Insurance Expenses if the cost or expense is an Operating Expense, Property Tax, or Insurance Expense pursuant to this Lease.

3.5 Tenant shall pay all Base Rent and additional monthly rent to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information, or to any other person or at any other place that Landlord may from time to time designate in writing.

                                   ARTICLE 4
           Operating Expenses, Insurance Expenses and Property Taxes

4.1 Tenant shall pay all "Operating Expenses" related to the Building or the Premises commencing upon the date that Landlord delivers possession of the ground floor to Tenant. As used in this Lease, "Operating Expenses" means all costs and expenses incurred in connection with the ownership, management, operation, maintenance or repair of the

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     Building or the Premises (excluding Insurance Expenses, which are specified below in paragraph 4.3) or in connection with providing services in accordance with this Lease, including the following: expenses relating to the operation, maintenance or repair of the Building or the Premises; water and sewer charges or fees; license, permit and inspection fees;
     electricity, water, air conditioning, gas fuel, steam, heat, light, power and other utilities; sales, use and excise taxes on goods and services purchased for the Building or the Premises; telephone, delivery, postage, stationery supplies and other expenses relating to the Building or the Premises; repairs to and maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn-out or broken equipment, facilities, parts and installations, and the replacement of major Building systems if required by the Tenant during the term of the Lease; janitorial, window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services.

     Additionally, Operating Expenses shall not include the following:

     (i) Any Landlord bad debt loss, rent loss, or reserves for bad debts or rent loss;

     (ii)   Reserves of any kind;

     (iii) Costs relating to compliance with earthquake retrofit ordinances enacted prior to Commencement Date and which is exclusive of any retrofitting of the Base Building;

     (iv) Costs incurred due to default by Landlord of the terms and conditions of this Lease;

     (v) Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease for the Premises or the Building;

     (vi) Landlord's general overhead or general administrative expenses not specifically incurred in the operation of the Building, except for allocated overhead costs to cover accounting, audit, management and related costs;

     (vii) Rentals and other related expenses incurred in leasing permanent air-conditioning systems, elevators or other building equipment ordinarily considered to be of a capital nature, except temporary equipment which is used in providing janitorial, maintenance or engineering services and which is not permanently affixed to the Building;

     (viii) All items and services for which Tenant reimburses Landlord or pays to other persons;

     (ix) Advertising and promotional expenditures associated with obtaining tenants for the Building, or not having a reasonably foreseeable benefit for Tenant except for such expenses that are incurred as a result of the Tenant's default or early termination of the Lease;

     (x) Wages, salaries, commissions or other compensation paid to employees above the level

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            of overall manager of the Building;

     (xi)   Charitable contributions made by Landlord;

     (xii) Purchase costs of paintings, sculptures or other art work purchased for display in the Building;

     (xiii) Environmental or hazardous waste clean-up costs incurred by Landlord with respect to the Building except any such costs attributed to contamination caused by Tenant.

4.2 Tenant shall pay all Property Taxes relating to the Premises or the Building. As used in this Lease, "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, excess profit taxes, gift taxes, documentary transfer inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes. Notwithstanding the foregoing, Tenant shall not be responsible for paying any increase in real property tax specified in tax assessor's records and worksheets as being caused by any sale, transfer, or exchange of the Building or any part thereof.

4.3 Tenant shall pay all Insurance Expenses relating to the Premises or the Building. As used in this Lease, "Insurance Expenses" shall mean cost of acquiring liability, property, and other insurance on the Building and/or the Premises as the Landlord may, in Landlord's reasonable discretion, deem appropriate; provided, however, that "Insurance Expenses" shall not include the cost of acquiring earthquake or flood insurance on the Building and/or the Premises.

4.4 Landlord shall provide reasonable notice to Tenant of the nature and amount of any Operating Expenses, Property Taxes, and/or Insurance Expenses that are incurred by or billed to Landlord. Tenant shall provide Landlord with either direct payment or proof of payment of any invoice or bill for Operating Expenses within thirty (30) days of Landlord's notice. If at any time during the term of this Lease, Tenant fails to pay the Operating Expenses, Insurance Expenses and/or Property Taxes as required hereunder, Landlord may make that payment, and Tenant shall immediately reimburse Landlord. Tenant shall have the right to inspect, copy and review Landlord's books and records with respect to Operating Expenses. In the event that any review of Operating Expenses made at Tenant's request by independent accountants, selected by Tenant and reasonably satisfactory to Landlord, shall result in a decrease of the amount of Operating Expenses for any year of 5% or more, Landlord shall pay the cost of such review.

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                                   ARTICLE 5
                                      Use

5.1 The Premises shall be used for office, multimedia, software engineering, consulting, customer service, sales and administration thereto and no other purpose without the Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall have exclusive signage rights for the entire Premises. Tenant shall not do, nor permit to be done, in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of, cause a cancellation of, or affect any insurance for the Building. Tenant shall not bring or keep, nor permit to be brought or kept, in the Premises or the Building any toxic or hazardous substance, material or waste or any other contaminant or pollutant. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Building, or injure or annoy them. Tenant shall not use nor allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant may bring pets into the Building and the Premises subject to such reasonable rules and regulations as Landlord may establish.

                                   ARTICLE 6
                  No Services, Warranties or Representations

6.1 Landlord shall supply no services to the Building or the Premises. Tenant shall take the Premises in their "AS IS" condition. Except for the work of the Landlord described on Exhibit C, Tenant hereby acknowledges and agrees that the lease of the Premises and the Building is made on an "AS IS" basis and that the Landlord has not made, and does not make, any representation, warranties or guarantees of any kind or character whatsoever, whether express or implied, oral or written, concerning or with respect to the Premises or the Building; except as set forth in paragraph 6.2.

6.2 Landlord represents that (i) it is the sole owner of the Building, (ii) it has the power and authority to execute and deliver this Lease and that this Lease is binding upon Landlord in accordance with its terms, (iii) the Premises, in the state existing on the Commencement Date, but without regard to alterations or improvements made by Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on the Commencement Date, including, without limitation, the federal Americans With Disabilities Act and regulations thereunder, (iv) there is no pending litigation relating to the Premises or the Building, (v) there are no known defects in the Premises or the Building, (vi) all equipment and building systems in the Premises and the Building are in good operating condition and repair as of the Commencement Date, (vii) the Premises and the Building are in compliance with all laws relating to the storage, use and disposal of hazardous materials, and
     (viii) the

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     Premises and the Building are free of any asbestos-containing materials.

                                   ARTICLE 7
                            Maintenance and Repairs

7.1 Landlord shall make necessary repairs to the roof and exterior structural elements of the Building, including the Base Building mechanical (heating, ventilating and air conditioning) and electrical systems. Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, maintain and repair the Building interior and every part thereof and all equipment, fixtures and improvements therein. Tenant shall maintain the mechanical (heating, ventilating and air conditioning) and electrical systems of the Building and keep them clean and in good order and operating condition. Subject to paragraph 8.2 hereof, Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted.

                                   ARTICLE 8
                                  Alterations

8.1 Except as shown on Exhibit D, Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, Tenant may make alterations, additions or improvements without Landlord's consent if the total cost of those alterations, additions or improvements is no more than Five Thousand Dollars ($5,000.00) per occurrence and the alterations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Building or the elevator, mechanical, electrical, plumbing or life safety systems of the Building. Tenant shall give prior written notice of any such allowed alterations, additions or improvements to Landlord. All alterations, additions and improvements in or to the Premises to which Landlord consents shall be made by Landlord at Tenant's sole cost and expense. Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least five (5) days prior to that date. Tenant shall keep the Premises and the Building free from mechanics' liens and all other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based or shall provide a bond or other adequate security therefor. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from liens, and, upon thirty (30) days' prior written notice to Tenant, to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

8.2 All alterations, additions, fixtures and improvements shall become part of the Building and Landlord's property. All movable furniture, equipment, trade fixtures, computers, office

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     machines and other personal property shall remain the property of Tenant.
     Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade fixtures, computers, office machines and other personal property from the Building and repair all damage caused by the removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this paragraph 8.2 to be performed after termination.

                                   ARTICLE 9
                                   Insurance

9.1 Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant waives all claims against Landlord arising from any liability described in this paragraph 9.1, except to the extent caused by the negligence or willful misconduct of Landlord.

9.2 Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or the Building, or any condition of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property or employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the negligence or willful misconduct of Landlord) or occurring in, on or about any part of the Building other than the Premises when the damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This paragraph 9.2 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to termination.

9.3 Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorney's fees and disbursements, arising from or related to (i) Landlord's negligence or willful misconduct, or (ii) any default in the performance of Landlord's obligations under this Lease. This paragraph 9.3 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to termination.

9.4 Landlord shall indemnify, defend and hold harmless Tenant and any and all officers, directors, employees, shareholders, agents or affiliates of Tenant from and against any and all direct and indirect, actual and consequential costs, expenses, losses, demands, claims, liabilities, judgments, causes of action, proceedings or hearings which arise from the use, disposal, emission, discharge, injection, spill, escape, leak, release or threatened release of any hazardous material in the Building or the Premises on or before the Commencement

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     Date, or brought onto the Premises or the Building by or for Landlord or by anyone under Landlord's control.

9.5 Tenant shall procure and maintain, at its own expense, with companies satisfactory to Landlord in its reasonable discretion, the following insurance coverage:

     a. All Risk Property insurance which insures the Building and Tenant's Property on site from fire and vandalism on a replacement basis, with business interruption coverage equal to at least one year's rent.

     b. Workers' Compensation and Employers' Liability Insurance as required by California law, affording 30 days' notice of cancellation to the Owner. The Employers' liability coverage shall have the limits required by law.

     c. General Liability Insurance on an "occurrence" basis, having a limit of not less than $1,000,000 for bodily injury and not less than $1,000,000 for property damage liability, including:


        (1) Premises and Operations coverage with X, C and U exclusions deleted, if applicable;
        (2) Products and Completed Operations coverage;
        (3) Broad Form Property Damage coverage, including completed operations;
        (4) Blanket Contractual coverage (specifically covering this Lease);
        (5) Personal Injury coverage;
        (6) An endorsement affording 30 days' notice of cancellation to Landlord in the event of cancellation or material reduction in coverage;
        (7) An endorsement providing that the insurance as afforded is primary, and any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder;
        (8) Business interruption insurance, in an amount equal to at least one year's rent.

     d. Business Auto Liability in the amount of $1,000,000 combined single limit for bodily injury and/or property damage liability including:

        (1) Owned autos and trucks;
        (2) Hired or borrowed autos and trucks;
        (3) Non-owned autos and trucks;
        (4) An endorsement affording 30 days' notice of cancellation to Landlord in the event of cancellation or material reduction in coverage.

     e. Excess or Umbrella Bodily Injury and/or Property Damage Liability Insurance with limits not less than $1,000,000 per occurrence for bodily injury and/or property damage liability, listing the above-described General Liability, Employers' Liability and Comprehensive Auto Liability as underlying policies and including:

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        (1) A Broad-as-Primary endorsement;
        (2) An endorsement naming Landlord as an additional insured;
        (3) An endorsement affording 30 days' notice of cancellation to Landlord in the event of cancellation or material reduction in coverage;
        (4) An endorsement providing that the insurance as afforded is primary, and any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

     Tenant shall, at Tenants' sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines, automobiles and vehicles, and all other personal property.

9.6 All insurance required under this Article 9 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the State of California. Each policy shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any cancellation or alteration until notice has been given to Landlord and the thirty-day period has expired. All liability insurance under this
     Article 9 shall name Landlord, and any other parties designated by Landlord, as an additional insured, shall be primary and noncontributing with any insurance that may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to the Landlord. Upon the issuance thereof, Tenant shall deliver each policy or a certified copy and a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon thirty (30) days' written notice to do so any policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them, and all premiums paid therefor by Landlord shall be payable by Tenant as additional rent on demand.

9.7 Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation that any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Building or any portion or any contents thereof, or any operations therein, all rights of subrogation that any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation that the insurer might otherwise, if

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     at all, have to any claims of Tenant against Landlord as required by this paragraph 9.5.

                                  ARTICLE 10
                      Compliance with Legal Requirements

10.1 Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any of them relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises, or the Building. Tenant shall not be required to make structural changes or to make improvements required by the ADA unless such structural changes or such improvements required by the ADA are related to or required by Tenant's acts or particular use of the Premises or by improvements made by or for Tenant. Similarly, Tenant shall not be required to make changes to the electrical, water, HVAC or other utility systems of the Building unless such changes are related to or required by Tenant's acts or particular use of the Premises or by improvements made by or for Tenant.

                                  ARTICLE 11
                            Assignment or Sublease

11.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of Law without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any of the foregoing acts without prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Without limiting or excluding other reasons for withholding Landlord's consent Landlord shall have the right to withhold consent if it is not demonstrated to the satisfaction of Landlord that the proposed assignee or subtenant is financially able to perform all of the obligations of Tenant under this Lease (as evidenced by financial statements and business and credit references acceptable to Landlord). Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to the sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce those covenants directly against the assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions

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     shall be void. Tenant shall in all cases remain liable for the performance by any assignee or subtenant of all covenants and obligations of this Lease. Notwithstanding anything in this Article 11 or elsewhere in this Lease to the contrary, Tenant may assign or sublet the Premises, or any portion thereof, without consent, to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from the merger, initial public offering or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that before such assignment or sublet shall be effective said entity shall assume, in full, the obligations of Tenant under this Lease.

11.2 If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease. Tenant shall give Landlord any additional information concerning the intended assignee or subtenant (including complete financial statements and a business history) or the intended assignment or sublease (including true copies thereof) as Landlord reasonably requests. For a period of fifteen (15) days after written notice is given by Tenant, Landlord shall have the right, by giving written notice to Tenant, (a) to consent in writing to the intended assignment or sublease, unless Landlord determines not to consent, or (b) to enter into an assignment of this Lease or a sublease of the Premises, as the case may be, with Tenant upon the terms set forth in such written notice, or (c) in the case of an assignment of this Lease or sublease of the entire Premises for substantially the balance of the term of this Lease, to terminate this Lease, effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised this termination right. If Landlord does not exercise any of the rights set forth in the preceding sentence by giving written notice to Tenant within fifteen (15) days, Landlord shall be deemed to consent in writing to the intended assignment or sublease. If Landlord elects to enter into an assignment of this Lease or a sublease of the Premises or to terminate this Lease, Landlord may enter into a new lease or agreement covering the Premises or any portion thereof with the intended assignee or subtenant on any terms to which Landlord and the assignee or subtenant may agree, or enter into a new lease or agreement covering the Premises or any portion thereof with any other person or entity. In such event, Tenant shall not be entitled to any portion of the profit, if any, that Landlord may realize on account of the new lease or agreement. If Landlord elects to terminate this Lease, then from and after the date of termination, Landlord and Tenant each shall have nor further obligation to the other under this Lease with respect to the Premises except for matters occurring or obligations arising hereunder prior to the date of termination.

11.3 If Landlord consents in writing (or is deemed to consent in writing in accordance with paragraph 11.2), Tenant may complete the intended assignment or sublease subject to the following covenants: (a) the assignment or sublease shall be on the same terms as set forth in the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of the assignment or sublease, in compliance with paragraph 11.1 hereof, has been delivered to Landlord, (c) no assignee or subtenant shall have a right further to assign or sublease, and (d) one-half of all "Excess Rent" (as hereinafter defined) derived from the assignment or sublease is paid to Landlord. Tenant shall pay Excess Rent to Landlord immediately as and when it is received by Tenant. As used in this paragraph 11.3, "Excess Rent" shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, after a deduction has been made for Tenant's real estate leasing commissions and tenant improvement costs, exceeds, in the aggregate, the total amount of rent that Tenant is obligated to pay to Landlord under this Lease.

11.4 No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee, subtenant or successor.

11.5 If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay to Landlord on demand, as additional rent, all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Landlord in connection therewith.

                                  ARTICLE 12
                               Entry by Landlord

12.1 Landlord shall have the right to enter the Premises and/or the Building at any time upon prior notice and accompanied by a representative of Tenant to
     (a) inspect the premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations, and (d) post notices of non-responsibility. Except for damages caused by Landlord's negligence or willful misconduct, Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by Landlord's entry. Tenant shall provide to Landlord, and Landlord shall at all times have, a key to unlock all doors to the Premises, and Landlord shall have the right to use any and all means which Landlord may deem proper to open doors in an emergency to obtain entry to the Premises and/or the Building. Any such entry by Landlord shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof

                                  ARTICLE 13
                        Events of Default and Remedies

13.1 The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

     a. Tenant fails to pay any Base Rent, and that failure continues for more than five (5) business days after Tenant's receipt of written notice from Landlord pursuant to the notice provisions herein.

     b. Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when it becomes due and payable, and that failure continues for more than ten (10) business days after Tenant's receipt of written notice from Landlord pursuant to the notice provisions herein.

     c. Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due, and that failure to breach continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant. If, by the nature of the agreement or covenant, the failure or breach cannot reasonably be cured within a period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of the failure or breach within the period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of the failure or breach.

     d. Tenant (1) files, or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (2) makes an assignment for the benefit of its creditors,
        (3) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (4) takes action for the purpose of any of the foregoing.

     e. Without consent by Tenant, a court or government authority enters an order, and the order is not vacated within thirty (30) days, (1) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (2) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (3) ordering the dissolution, winding-up or liquidation of Tenant.

     f. This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution, and the attachment or execution is not vacated within sixty (60) days or Tenant does not provide a bond or other adequate security therefor.

     g. Tenant intentionally abandons the Premises.

13.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in the notice, Tenants' right to possession shall terminate and this Lease shall terminate. Upon termination, Landlord shall have the right to recover from Tenant:

     a. The worth at the time of award of all unpaid rent that had been earned at the time of termination;

     b. The worth at the time of award of the amount by which all unpaid rent that would have been earned after termination until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided;

     c. The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

     d. All other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses a. and b. above shall be computed by allowing interest at the lesser of the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or twelve percent (12%) per annum. The "worth at the time of award" of the amount referred to in clause c. above shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (11%). For the purpose of determining unpaid rent under clauses a., b. and c. above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3, 4 and 5 hereof.

13.3 Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to re-let the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

13.4 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

13.5 All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, upon thirty (30) days prior written notice to Tenant and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest from the date of expenditure by Landlord to the date of repayment by Tenant at the lesser of the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or twelve percent (12%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of these sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

13.6 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to have been abandoned, at the option of Landlord, and Landlord shall have the right, upon thirty (30) days prior written notice to Tenant, to sell or otherwise dispose of the abandoned personal property in any commercially reasonable manner.

13.7 Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within thirty (30) days after Landlord's receipt of notice of the default pursuant to the notice provisions in this Lease. If the default cannot be reasonably cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default. Tenant, at any time after Landlord commits a default, can cure the default at Landlord's cost. If Tenant at any time, by reason of Landlord's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord to Tenant at the time the sum is paid. If Landlord fails to reimburse Tenant as required by this paragraph, Tenant shall have the right to withhold from future rent due the sum Tenant has paid until Tenant is reimbursed in full for said sum.

                                  ARTICLE 14
                             Damage or Destruction

14.1 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and this Lease is not terminated pursuant to paragraph 14.2 hereof, Landlord shall repair the damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of the fire or other casualty and this Lease shall, subject to this paragraph 14.1, remain in full force and effect. If the fire or other casualty damages the Premises or the Building necessary for Tenant's use and occupancy of the Premises and if the damage is not the result of the negligence or willful misconduct of

     Tenant or Tenant's agents, officers, employees, contractors, licensees or invitees, then, during the period the Premises are rendered unusable by the damage, Tenant shall be entitled to a reduction in Base Rent in the proportion that the area of the Premises rendered unusable bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises. Tenant shall, at Tenant's sole cost and expense, repair and replace all such movable furniture, equipment trade fixtures and personal property. Tenant hereby waives California Civil Code sections 1932(2) and 1933(4).

14.2 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease and (a) the fire or other casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Landlord in accordance with paragraph 14.1 cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of the fire or other casualty, or (b) the insurance proceeds received by Landlord in respect of the damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with paragraph 14.1, and Tenant does not elect in its sole discretion to pay the difference thereof or (c) the repair and restoration work to be performed by Landlord in accordance with paragraph 14.1 hereof cannot, as reasonably estimated by Landlord, be completed within six (6) months after the occurrence of the fire or other casualty, then Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of the fire or other casualty, to terminate this Lease as of the date of the notice. In such event, Rent shall abate as of the date of such casualty in the proportion that the area of the Premises rendered unusable bears to the total area of the Premises. If Landlord does not exercise the right to terminate this Lease in accordance with this paragraph, Landlord shall repair the damage and restore the Building and the Premises in accordance with paragraph 16.1 hereof and this Lease shall remain in full force and effect. A total destruction of the Building shall automatically terminate this Lease effective as of the date of the total destruction.

                                  ARTICLE 15
                                Eminent Domain

15.1 If any part, but less than all, of the Premises is taken by exercise of the power of eminent domain before the Commencement Date, Landlord or Tenant may terminate this Lease upon notice to the other within thirty (30) days after the date of taking and before the Commencement Date. If any part, but less than all, of the Premises is taken during the term of this Lease, and if the remaining portion of the Premises is not reasonably suitable for Tenant's purposes, Tenant may terminate this Lease, by giving written notice to Landlord within thirty (30) days after the date of the taking. If either Landlord or Tenant exercises its right to terminate this Lease in accordance with this paragraph, this Lease shall terminate as of the date of the taking. If neither Landlord nor Tenant exercises its right to terminate this Lease in accordance with this paragraph, this Lease shall terminate as to the portion of the Premises taken as of the date of taking and shall remain in full force and effect as to the portion of the Premises not taken, and the Base Rent shall be reduced as of the date of taking in the proportion that the area of the Premises taken bears to the total area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of the taking.

15.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with the taking shall, except as expressly set forth in this paragraph, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing monies. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the taken portion of the Premises by Tenant at Tenant's sole cost and expense, based on the unamortized cost actually paid by Tenant for the improvements, for the taking of Tenant's movable furniture, equipment trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

15.3 Notwithstanding paragraphs 15.1 and 15.2 hereof to the contrary, if the use of all or any part of the Premises is taken by exercise of the power of eminent domain during the term of this Lease on a temporary basis for a period less than the term of this Lease remaining after the taking, this Lease shall continue in full force and effect, Tenant shall continue to pay all of the rent and to perform all of the covenants of Tenant in accordance with this Lease, to the extent reasonably practicable under the circumstances, and the, condemnation proceeds in respect of the temporary taking shall be paid to Tenant; provided, however, that Rent shall abate in the proportion that the area of the Premises so taken bears to the total area of the Premises to the extent any condemnation proceedings are not specifically earmarked therefore.

15.4 As used in this Article 15, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain or by a transfer in lieu thereof. A taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or portion thereof) by the entity exercising the power of eminent domain is authorized as stated in an order for possession, or the date on which title to the Premises (or portion thereof) vests in the entity exercising the power of eminent domain. Tenant hereby waives California Code of Civil Procedure sections 1265.110 through 1265.160.

                                  ARTICLE 16
                        Subordination, Merger and Sale

16.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever that may now exist or hereafter be placed on or against the Building or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect the subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand any further instruments evidencing subordination of this Lease to the lien of all such mortgages and deeds of trust that may reasonably be required by Landlord, but Tenants' covenant to subordinate this Lease to mortgages or deeds of trust hereafter executed is conditioned upon the inclusion of the commitments specified in the preceding sentence in each such senior mortgage or deed of trust, or in a separate subordination agreement. Landlord shall obtain from the holder of each current mortgage, deed of trust and ground lease, a non-disturbance agreement in recordable form, providing that in the event of any foreclosure or termination, or transfer in lieu of any of the foregoing, or the exercise of any other remedy under such mortgage, deed of trust or ground lease that: (a) Tenant's use, possession and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect as long as Tenant is not in default, and (b) this Lease shall automatically become a lease directly between any successor to Landlord's interest and Tenant.

16.2 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all subleases or subtenancies.

16.3 If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or the successor owner, under this Lease accruing after the sale or conveyance shall terminate and the original Landlord, or the successor owner, shall automatically be released therefrom, and thereupon all of Landlord's liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to the new owner.


                                  ARTICLE 17
                             Estoppel Certificate

17.1 At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder that has not been cured, except as to defaults specified in the certificate; (d) that Landlord is not in default under this Lease, except as to defaults specified in the certificate; and (e) any other matters that may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Building or any part thereof At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, deliver to Landlord copies of current financial statements (including, without limitation, a balance sheet, an income statement, and an accumulated retained earnings statement), annual reports, and other financial and operating information and data of Tenant prepared by Tenant in the course of Tenant's business as reasonably requested by Landlord. Unless available to the public, Landlord shall disclose Tenant's financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the Building or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

                                  ARTICLE 18
                                 Holding Over

18.1 If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to One Hundred Fifty Percent (150%) of the Base Rent in effect at the expiration of the term of this Lease pursuant to Article 3 hereof, payable in advance on or before the first day of each month. The month-to-month tenancy may be terminated by either Landlord or Tenant upon thirty (30) days' written notice of termination to the other at any time.

                                  ARTICLE 19
                               Security Deposit

19.1 Upon signing this Lease, Tenant shall pay to Landlord the sum of (the"Deposit"). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant, and Tenant shall be entitled to interest thereon. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, then Landlord shall have the right, but no obligation, to apply the Deposit, or so much thereof as may be necessary, to cure any failure by Tenant. If Landlord applies the Deposit or any part thereof to cure any failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Deposit to the full amount required by this paragraph. Any remaining portion of the Deposit shall be returned to Tenant upon termination of this Lease. Upon termination of the original Landlord's or any successor owner's interest in the Premises or the Building, the original Landlord or the successor owner shall be released from further liability with respect to the Deposit upon the original Landlord's or successor owner's compliance with California Civil Code section 1950.7.

                                  ARTICLE 20
                               Letter of Credit

20.1 Tenant shall, on execution of this Lease, deliver to Landlord and cause to be in effect during the Lease term, an unconditional, irrevocable Letter of Credit in the amount equal to nine (9) months of the Base Rent. The Letter of Credit shall be issued by a Letter of Credit bank selected by Tenant and acceptable to Landlord. A Letter of Credit bank is a bank that accepts deposits, maintains accounts, has a local San Francisco office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit.

20.2 The amount of the Letter of Credit shall be reduced by twenty percent (20%) on each rental adjustment date. The replacement Letter of Credit shall be effective at least thirty (30) days before expiration of the Letter of Credit that it replaces. Each replacement Letter of Credit shall be issued by a Letter of Credit bank acceptable to Landlord and shall otherwise comply with the requirements of this Article 20.

20.3 Landlord shall hold the Letter of Credit as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within the applicable period, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the Letter of Credit necessary to:

     a)  Pay any rent or other sum in default;
     b) Pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercise Landlord's rights under Article 13; or
     c) Compensate Landlord for any expense, loss or damage that Landlord may suffer because of Tenant's default.

     If Tenant fails to renew or replace the Letter of Credit at least thirty
     (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on all of the Letter of Credit.

                                  ARTICLE 21
                                    Waiver

21.1 The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of the preceding breach at the time of acceptance or payment of that rent.

                                  ARTICLE 22
                                    Notices

22.1 All requests, approvals, consents, notices and other communications given by Landlord or

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     Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery or courier service) and addressed, if to Landlord, at the address of Landlord specified in the Basic Lease Information, or at another place as Landlord may from, time to time designate in a written notice to Tenant, or if to Tenant before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, and after the Commencement Date at the Premises, or at another place as Tenant may from time to time designate in a written notice to Landlord. All requests, approvals, consents, notices and other communications shall be effective on the date of receipt as evidenced by the certified mail receipt if mailed, or on the date of delivery if hand-delivered.

                                  ARTICLE 23
                                 Improvements

23.1 Landlord shall, at Landlord's sole cost and expense, make the improvements to the Building which are specified in Exhibit "C" attached hereto. It is expected that Landlord will substantially complete the construction of the improvements specified in Exhibit "C" and Exhibit "D" attached hereto by November 1, 1999. The term "substantial completion," shall be as defined by the American Institute of Architects ("AIA") in AIA Document C704, a copy of which is attached hereto as Exhibit "E." If the improvements are not substantially completed by November 1, 1999 Tenant shall have the right to terminate this Lease by giving Landlord written notice of election to cancel the Lease within ten (10) days after November 1, 1999. Notwithstanding the foregoing, the date of completion of the Landlord's construction shall not affect the Tenant's obligation to pay rent as set forth in paragraph 3.1.

23.2 Tenant shall be entitled to a tenant improvement allowance (the "Tenant Improvement Allowance) in the amount of $20 for each of the 21,504 rentable square feet of the Building for the costs relating to the design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements for Tenant Improvements in a total amount which exceeds the Tenant Improvement Allowance. If upon completion of the work specified in Exhibits C and D the entire Tenant Improvement Allowance is not exhausted, the remaining balance shall be paid to Tenant in the form of a Base Rent credit in an equivalent amount.

23.3 The Tenant Improvement Allowance shall be disbursed by Landlord for costs related to the construction of the Tenant Improvements. The Tenant Improvements are specified in Exhibit D. The costs of the Tenant Improvements covered by the Tenant Improvement Allowance shall include:

     a) Professional fees for architects and engineers and the costs of documents and materials supplied by Landlord and Landlord's consultant in connection with the preparation and review of construction drawings for Tenant Improvements specified in Exhibit D;

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     b)  The cost of any changes to the construction drawings or Tenant
         Improvements required by Code;

     c) Any overhead costs associated with the construction of the Tenant Improvements such as equipment rental, utilities and off-site parking charges.

23.4 Landlord has established specifications for the Building standard components to be used in construction of the Tenant Improvements in the Building which specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the specifications, provided that Landlord may, at Landlord's reasonable discretion, require the Tenant Improvements to comply with certain specifications. Landlord may make reasonable changes to the specifications from time to time.

23.5 Landlord shall retain the architect to prepare construction drawings. Landlord shall retain the engineer to prepare all plans and engineering drawings related to the Tenant Improvements. The plans and drawings to be prepared by Architect and Engineer shall be known collectively as the "Construction Drawings." All Construction Drawings shall reflect the design and specifications requested by Tenant and shall be subject to Landlord's and Tenant's reasonable approval. Landlord's review of the Construction Drawings shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Landlord shall not be responsible for any omissions or errors contained in the Construction Drawings.

23.6 Landlord shall submit the Construction Drawings to the appropriate municipal authorities for all applicable building permits necessary to commence and fully complete the construction of the Tenant Improvements. Landlord hereby agrees that neither Tenant nor Tenant's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Building and that obtaining the same shall be the Landlord's responsibility; provided, however, that Tenant shall, in any event, cooperate with Landlord in executing permit applications and performing other administerial acts reasonably necessary to enable Landlord to obtain any such permit or certificate of occupancy.

23.7 After the Construction Drawings are approved by Landlord and Tenant, the Landlord will provide Tenant with a cost proposal which shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in. connection with the design and construction of the Tenant Improvements. Tenant shall approve the cost proposal of the contractor whom Tenant elects for Landlord to retain to construct the Tenant improvements. Landlord shall thereafter be released by Tenant to engage the contractor to commence the construction of the Tenant Improvements.

23.8 If the approved Cost Proposal exceeds the Tenant Improvement Allowance, Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. The Over-Allowance Amount shall be disbursed by Landlord

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      prior to the disbursement of any then-remaining portion of the Tenant
      Improvement Allowance, and such disbursements shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the cost proposal is approved by Tenant, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, except revisions, changes and substitutions made by Landlord or upon Landlord's request, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.

23.9 Landlord hereby assigns to Tenant all warranties and guarantees by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to or arising out of construction of the Tenant Improvements, except for claims arising from Landlord's direct negligence or willful misconduct.

23.10 Tenant has designated David Fraze as its sole representative with respect to the matters set forth in this Article 23 who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as is required in this article.

23.11 Landlord has designated Greg Faulkner as its sole representative with respect to the matters set forth in this Article 23 who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this article.

23.12 Notwithstanding provision to the contrary contained in this Lease, if an event vent of default as described in Article 13 of the Lease, or a default by Tenant under this Article 23, has occurred at any time or before the substantial completion of the Tenant Improvements, then, in addition to all the rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements. In addition, all other obligations of Landlord under the terms of this
      Article 23 shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

                                  ARTICLE 24
                                 Miscellaneous

24.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words "'include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 11 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Tenant shall not use the name of the Building for any purpose whatsoever other than as the address of

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     Tenant at the Premises. If any provision of this Lease is determined to be illegal or unenforceable, that determination shall not affect any other provision of this Lease and all other provisions shall remain in full force and effect.

24.2 Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. These costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord within ten (10) days after payment is due, Tenant shall immediately pay to Landlord a late charge equal to four percent (4%) of the delinquent installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses and is fair compensation to Landlord for the loss suffered by Tenant's failure to make timely payment. In no event shall the late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay each installment of monthly rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the lesser of the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the due date or twelve percent (12%) per annum.

24.3 If there is any legal action or proceeding between Landlord and Tenant to enforce this lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to the action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in the action or proceeding and in any appeal in connection therewith. If the prevailing party recovers a judgment in any such action, proceeding or appeal, its costs, expenses and attorneys' fees and disbursements shall be included in and as a part of the judgment.

24.4 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord or Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

24.5 Landlord shall be solely responsible for payment of any real estate brokerage commissions owed to the Landlord's and Tenant's respective brokers as a consequence of this Lease. Landlord shall indemnify, protect, defend and hold harmless the Tenant against all claims, demands, losses, liabilities, judgements and expenses for any real estate commission alleged

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

     to be owing to the other's real estate broker upon the execution and commencement of this Lease. Landlord's obligations hereunder shall not extend to any claim made for a broker commission, finder's fee, referral fee, or other compensation by a broker who is not specified in the Basic Lease Information.

24.6 This Lease shall be governed by and construed in accordance with the laws of the State of California. All exhibits attached to this Lease are thereby made a part of this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth below.

                                  LANDLORD:

                                  TRANOD, a California general partnership

Dated:  7/15,   1999              By /s/ GREG FAULKNER
        ----                         -----------------
                                         Greg Faulkner, Partner

Dated:  7/15,   1999              By /s/ ART KERMOYAN
        ----                         ----------------
                                         Art Kermoyan, Partner

                                  TENANT:

                                  PETOPIA.COM

Dated:   7/15, 1999               By /s/ DAVID FRAZE
                                     ---------------
                                         David Fraze, CFO

Dated:  ______________, 1999      By _____________________

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